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                                                                    EXHIBIT 99.7


                                                               Execution Version

                          Management Rights Agreement


          This MANAGEMENT RIGHTS AGREEMENT ("Agreement") is entered into as of December 29, 2000, by and between Emergent Information Technologies, Inc. a California corporation (the "Company"), and Libra Mezzanine Partners II-A, L.P., a Delaware limited partnership ("Fund").

                                   RECITALS

          A. Fund's organizational documents require that Fund have and maintain the status of a "venture capital operating company" as defined in the Department of Labor Regulations, Section 2510.3-101(d) (the "Regulations").

          B. The Regulations require that a venture capital operating company must have direct contractual rights to participate in or substantially influence the conduct of the management of its portfolio companies.

          C. Fund contemplates making a loan of $1.2 million to the Company in exchange for a Promissory Note and common stock equity in the Company pursuant to a Note and Stock Purchase Agreement of even date herewith.

          D. In order to induce Fund or affiliates to make the aforementioned loan, the Company has agreed to provide management rights to Fund, effective as of the date hereof.

          NOW THEREFORE, the parties hereto agree that Fund will be entitled to the following contractual management rights, in addition to inspection rights, and other rights ultimately provided to all Holders in connection with the Note and Stock Purchase Agreement:

          (1) Fund shall be entitled to (a) consult with and advise management of the Company on significant business issues, including management's proposed annual and quarterly operating plans, and (b) meet with management at the Company's facilities within thirty days after the end of each fiscal quarter and at such other mutually agreeable times requested by Fund so that Fund may consult with and advise the Company regarding such significant business issues and review, on a quarterly basis, progress in achieving said plans;

          (2) Fund shall be entitled to (a) examine the books of account, records, reports and other papers of the Company and inspect its facilities, and may request information at reasonable times and intervals concerning the general status of the Company's financial condition and operations, and (b) discuss the Company's business and finances with its officers, as often as may reasonably be requested; provided that access to highly confidential proprietary information and facilities need not be provided except to the extent provided to all Holders under the Note and Stock Purchase Agreement;

                                       1                          Libra/Emergent
                                                            Management Agreement
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                                                               Execution Version

          (3) If Fund is not represented on the Company's Board of Directors, the Company shall invite a representative of Fund to attend all meetings of its Board of Directors in a nonvoting observer capacity and, in this respect, shall give such representative copies of all notices, minutes, consents, and other material that it provides to its directors. Such representative may participate in discussions of matters brought to the Board. Upon reasonable notice and at a scheduled meeting of the Board or such other time, if any, as the board may determine in its sole discretion, such representative may address the Board with respect to Fund's concerns regarding business issues facing the Company.

          (4) Fund shall have the right to submit proposals or suggestions to the management of the Company from time to time with the requirement that management discuss such proposals or suggestions with Fund within a reasonable time after submission.

          (5) Sections 6.01, 6.03 and 6.15 of the Note and Stock Purchase Agreement (or successor provisions to such Sections) may not be amended in any respect without the consent of Fund.

          Fund agrees, and any representative of Fund will agree, to hold in confidence and trust and not use or disclose any confidential information provided to or learned by it in connection with its rights under this Agreement.

          The rights described herein are effective as of the date of this agreement, and shall terminate and be of no further force or effect upon full payment of the Notes in cash.

          The confidentiality provisions hereof will survive any such termination.

          IN WITNESS WHEREOF the parties hereto have hereby executed this Agreement as of the date first above written.

Libra Mezzanine Partners II-A, L.P.,    Emergent Information Technologies, Inc.,
a Delaware limited partnership,         a California corporation

By:  Libra Investors III-A, LLC,
     its general partner                By:  /s/ Steven Myers
                                             Steven Myers
                                             Chairman
By:  /s/ Michael A. Kane
     Michael A. Kane
     Managing Director

                                       2                          Libra/Emergent
                                                            Management Agreement